Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Media	Investors
Monica Kendrick	Matt Abernethy
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	matt.abernethy@zimmerbiomet.com

Barbara Goslee
574-371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Reports Second Quarter

2017 Financial Results

•	Net sales of $1.954 billion for the second quarter represent an increase of 1.1% over the prior year period, and an increase of 2.1% on a constant currency basis

•	Diluted EPS for the second quarter were $0.90

•	Adjusted diluted EPS for the second quarter were $2.08, an increase of 3.0% over the prior year period

•	The Company updates 2017 sales and earnings guidance

(WARSAW, IN) July 27, 2017—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended June 30, 2017. The Company reported second quarter net sales of $1.954 billion, an increase of 1.1% over the prior year period, and an increase of 2.1% on a constant currency basis. Excluding approximately 240 basis points of contribution from the LDR Holding Corporation acquisition, second quarter 2017 revenues decreased 1.3% from the second quarter of 2016, or 0.3% on a constant currency basis.

Diluted earnings per share for the quarter were $0.90. Adjusted diluted earnings per share for the quarter were $2.08, an increase of 3.0% over the prior year period.

“During the second quarter, we increased production output from our Warsaw North Campus manufacturing facility, and continued to drive efforts to achieve best-in-class quality systems. Our sales growth fell short of our expectations, due in part to production delays of certain key brands and slower-than-expected sales recapture from previously affected customers in the United States. These factors have informed our updated outlook for the full year,” said Daniel P. Florin, Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer of Zimmer Biomet. “Looking forward, we remain focused on fully restoring product supply to enhance our commercial execution, while continuing to closely engage with our customers and take advantage of the opportunities in front of us.”

“We have great confidence in Dan as he transitions into the role of Interim CEO. He has already begun to leverage his deep knowledge of Zimmer Biomet and decades of medical device industry experience to lead the Company during this period,” said Larry C. Glasscock, Chairman of the Board of Zimmer Biomet. “We have initiated a thorough search to identify the best candidate to serve as Zimmer Biomet’s next CEO. We are seeking a strong leader, whose strategic and operational track record aligns with Zimmer Biomet’s commitment to growth and enhancing stockholder value.”

Net earnings for the second quarter were $184.2 million, and $424.6 million on an adjusted basis, an increase of 4.3% over the prior year period. Operating cash flow for the second quarter was $440.5 million.

In the quarter, the Company paid $48.4 million in dividends and declared a second quarter dividend of $0.24 per share. The Company has made approximately $650 million of net debt repayments through the first half of 2017.

Guidance

The Company is updating its full-year 2017 constant currency revenue and adjusted earnings per share guidance. For the full year, the Company now expects revenue in the range of $7.80 billion to $7.87 billion, representing constant currency revenue growth of 1.8% to 2.7% compared to the prior year, inclusive of approximately 120 basis points of contribution from the LDR transaction. Previously, the Company had expected full-year, constant currency revenue growth between 3.2% and 4.2%, inclusive of approximately 120 basis points of contribution from the LDR transaction. Additionally, the Company now expects its full-year 2017 diluted earnings per share to be in a range of $4.15 to $4.35, and in a range of $8.20 to $8.30 on an adjusted basis. Previously, the Company had expected full-year 2017 diluted earnings per share to be in a range of $4.68 to $4.88, and in a range of $8.50 to $8.60 on an adjusted basis.

For the third quarter of 2017, the Company expects revenue in the range of $1.815 billion to $1.845 billion, representing constant currency revenue growth of negative 0.5% to positive 1.0% compared to the prior year period, inclusive of approximately 30 basis points of contribution from the LDR transaction. Additionally, the Company expects its diluted earnings per share for the third quarter to be in a range of $0.60 to $0.70, and in a range of $1.72 to $1.77 on an adjusted basis.

Conference Call

The Company will conduct its second quarter 2017 investor conference call today, July 27, 2017, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer Biomet’s Investor Relations website at http://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (888) 312-9837 and entering conference ID 7278985. For a complete listing of international toll-free and local numbers, please visit http://investor.zimmerbiomet.com. A digital recording will be available 24 hours after the completion of the conference call, from July 28, 2017 to August 26, 2017. To access the recording, U.S. callers should dial (888) 203-1112 and international callers should dial +1 (719) 457-0820, and enter the Access Code ID 7278985.

Sales Tables

The following sales tables provide results by geography and product category, as well as the percentage change compared to the prior year quarter and six months, on both a reported and a constant currency basis.

NET SALES - THREE MONTHS ENDED JUNE 30, 2017

(in millions, unaudited)

	Net Sales	% Change	Constant Currency % Change
Geographic Results
Americas	$1,209	2.3%	2.5%
EMEA	438	(4.9)	(1.8)
Asia Pacific	307	5.3	6.8

Total	$1,954	1.1%	2.1%

Product Categories
Knees
Americas	$406	(2.7)%	(2.6)%
EMEA	159	(5.3)	(1.7)
Asia Pacific	115	3.4	4.2

Total	680	(2.4)	(1.3)

Hips
Americas	245	(1.4)	(1.2)
EMEA	131	(5.7)	(3.0)
Asia Pacific	94	4.4	6.6

Total	470	(1.5)	(0.2)

S.E.T (1)	423	2.6	3.6
Dental	110	(6.4)	(5.7)
Spine & CMF	194	33.0	33.5
Other	77	(8.0)	(7.0)

Total	$1,954	1.1%	2.1%

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

NET SALES - SIX MONTHS ENDED JUNE 30, 2017

(in millions, unaudited)

	Net Sales	% Change	Constant Currency % Change
Geographic Results
Americas	$2,444	3.6%	3.6%
EMEA	891	(2.8)	0.6
Asia Pacific	597	6.1	6.4

Total	$3,932	2.4%	3.3%

Product Categories
Knees
Americas	$835	(1.4)%	(1.4)%
EMEA	328	(4.4)	(0.4)
Asia Pacific	219	4.1	3.7

Total	1,382	(1.3)	(0.4)

Hips
Americas	492	(0.6)	(0.6)
EMEA	267	(3.1)	(0.2)
Asia Pacific	187	6.9	7.8

Total	946	—	1.1

S.E.T (1)	848	4.3	5.0

Dental	218	(3.7)	(2.9)

Spine & CMF	380	32.5	32.8

Other	158	(4.9)	(4.1)

Total	$3,932	2.4%	3.3%

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three- and six-month periods ended June 30, 2017 is presented on a GAAP (reported) basis and on a constant currency basis, as well as on a basis that excludes the contribution from the Company’s acquisition of LDR Holding Corporation in July 2016. Constant currency rates exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release.

Net earnings, diluted earnings per share and projected diluted earnings per share are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted diluted earnings per share excludes the effects of inventory step-up; certain inventory and manufacturing-related charges connected to discontinuing certain product lines, quality enhancement and remediation efforts; special items; intangible asset amortization; any related effects on our income tax provision associated with these items; and other certain tax adjustments. Special items include expenses resulting directly from our business combinations and/or global restructuring, quality and operational excellence initiatives, including employee termination benefits, certain contract terminations, consulting and professional fees, dedicated project personnel, asset impairment or loss on disposal charges and other items. Other certain tax adjustments include a tax restructuring that lowered the tax rate on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting, net favorable resolutions of various tax matters, and charges from internal restructuring transactions that provide the Company access to cash in a tax efficient manner.

Management uses these non-GAAP financial measures internally to evaluate the performance of the business and believes they are useful measures that provide meaningful supplemental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported operating results, to perform trend analysis, to better identify operating trends that may otherwise be masked or distorted by these types of items and to provide additional transparency of certain items. In addition, certain of these non-GAAP financial measures are used as performance metrics in the Company’s incentive compensation programs.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding sales and earnings guidance and any statements about our expectations, plans, strategies or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “intends” and similar expressions to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially. These risks, uncertainties and changes in circumstances include, but are not limited to: our chief executive officer transition, including disruptions and uncertainties related thereto, our ability to appoint a permanent successor with the desired level of experience and expertise in a timely manner, the potential impact on our business and future strategic direction resulting from our transition to a new chief executive officer, and our ability to retain other key members of senior management; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; compliance with the Deferred Prosecution Agreement entered into in January 2017; the success of our quality and operational excellence initiatives; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; the outcome of government investigations; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. Forward-looking statements speak only as of the date they are made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this release.

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ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 2017 and 2016

(in millions, except per share amounts, unaudited)

	2017	2016
Net Sales	$1,954.4	$1,934.0

Cost of products sold, excluding intangible asset amortization	527.7	640.1
Intangible asset amortization	147.7	133.8
Research and development	90.1	88.6
Selling, general and administrative	748.0	732.0
Special items	158.6	137.9

Operating expenses	1,672.1	1,732.4

Operating Profit	282.3	201.6

Other expense, net	(3.9)	(3.8)
Interest income	0.3	0.8
Interest expense	(82.3)	(88.1)

Earnings before income taxes	196.4	110.5
Provision for income taxes	12.3	142.2

Net Earnings (Loss)	184.1	(31.7)

Less: Net Loss attributable to noncontrolling interest	(0.1)	(0.4)

Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	$184.2	$(31.3)

Earnings (Loss) Per Common Share
Basic	$0.91	$(0.16)
Diluted	$0.90	$(0.16)

Weighted Average Common Shares Outstanding
Basic	201.8	199.4
Diluted	203.7	199.4

Cash Dividends Declared Per Common Share	$0.24	$0.24

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2017 and 2016

(in millions, except per share amounts, unaudited)

	2017	2016
Net Sales	$3,931.7	$3,838.0

Cost of products sold, excluding intangible asset amortization	1,040.6	1,280.7
Intangible asset amortization	299.7	260.4
Research and development	181.2	174.3
Selling, general and administrative	1,508.8	1,448.9
Special items	268.7	226.6

Operating expenses	3,299.0	3,390.9

Operating Profit	632.7	447.1

Other expense, net	(6.7)	(7.6)
Interest income	0.8	2.1
Interest expense	(165.2)	(176.3)

Earnings before income taxes	461.6	265.3
(Benefit) provision for income taxes	(21.8)	188.3

Net Earnings	483.4	77.0

Less: Net Loss attributable to noncontrolling interest	(0.2)	(0.5)

Net Earnings of Zimmer Biomet Holdings, Inc.	$483.6	$77.5

Earnings Per Common Share
Basic	$2.40	$0.39
Diluted	$2.38	$0.38

Weighted Average Common Shares Outstanding
Basic	201.4	199.8
Diluted	203.4	202.1

Cash Dividends Declared Per Common Share	$0.48	$0.48

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$450.0	$634.1
Receivables, net	1,464.0	1,604.4
Inventories	2,023.9	1,959.4
Other current assets	527.2	465.7

Total current assets	4,465.1	4,663.6

Property, plant and equipment, net	2,057.4	2,037.9
Goodwill	10,859.5	10,643.9
Intangible assets, net	8,544.0	8,785.4
Other assets	568.2	553.6

Total Assets	$26,494.2	$26,684.4

Liabilities and Stockholders’ Equity

Current liabilities	$1,708.1	$1,805.9
Current portion of long-term debt	1,329.3	575.6
Other long-term liabilities	3,822.9	3,967.2
Long-term debt	9,354.4	10,665.8
Stockholders’ equity	10,279.5	9,669.9

Total Liabilities and Stockholders’ Equity	$26,494.2	$26,684.4

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2017 and 2016

(in millions, unaudited)

	2017	2016
Cash flows provided by (used in) operating activities
Net earnings	$483.4	$77.0
Depreciation and amortization	531.7	499.2
Share-based compensation	27.7	30.7
Intangible asset impairment	26.8	28.0
Inventory step-up	30.9	286.4
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(210.4)	13.6
Receivables	187.8	(120.8)
Inventories	(68.8)	60.2
Accounts payable and accrued expenses	(162.7)	(141.9)
Other assets and liabilities	(130.5)	(80.0)

Net cash provided by operating activities	715.9	652.4

Cash flows provided by (used in) investing activities
Additions to instruments	(172.6)	(157.3)
Additions to other property, plant and equipment	(73.8)	(73.7)
Purchases of investments	—	(1.2)
Sales of investments	—	273.3
Business combination investments, net of acquired cash	(4.0)	(184.1)
Other investing activities	(11.7)	(27.4)

Net cash used in investing activities	(262.1)	(170.4)

Cash flows provided by (used in) financing activities
Proceeds from multicurrency revolving facility	400.0	—
Payments on multicurrency revolving facility	(400.0)	—
Redemption of senior notes	(500.0)	—
Payments on term loan	(150.0)	(500.0)
Net payments on other debt	(0.7)	(18.8)
Dividends paid to stockholders	(96.5)	(92.4)
Proceeds from employee stock compensation plans	105.5	78.6
Business combination contingent consideration payments	(8.1)	—
Restricted stock witholdings	(7.1)	(5.2)
Repurchase of common stock	—	(415.5)

Net cash used in financing activities	(656.9)	(953.3)

Effect of exchange rates on cash and cash equivalents	19.0	(11.7)

Decrease in cash and cash equivalents	(184.1)	(483.0)
Cash and cash equivalents, beginning of period	634.1	1,459.3

Cash and cash equivalents, end of period	$450.0	$976.3

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 and 2016

(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Inc / (Dec)	2017	2016	% Inc / (Dec)
Americas	$1,208.8	$1,181.0	2.3%	$2,443.6	$2,358.2	3.6%
EMEA	438.2	460.9	(4.9)	891.4	917.2	(2.8)
Asia Pacific	307.4	292.1	5.3	596.7	562.6	6.1

Total	$1,954.4	$1,934.0	1.1	$3,931.7	$3,838.0	2.4

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 and 2016

(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Inc / (Dec)	2017	2016	% Inc / (Dec)
Knees	$680.4	$697.0	(2.4)%	$1,382.2	$1,400.2	(1.3)%
Hips	469.8	477.2	(1.5)	945.5	945.1	—
S.E.T	422.8	412.2	2.6	847.9	813.2	4.3
Dental	110.4	118.0	(6.4)	218.2	226.6	(3.7)
Spine & CMF	194.0	145.8	33.0	380.3	287.0	32.5
Other	77.0	83.8	(8.0)	157.6	165.9	(4.9)

Total	$1,954.4	$1,934.0	1.1	$3,931.7	$3,838.0	2.4

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE AND

% CHANGE EXCLUDING LDR HOLDING CORPORATION

(unaudited)

	For the Three Months Ended June 30, 2017
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	2.3%	(0.2)%	2.5%
EMEA	(4.9)	(3.1)	(1.8)
Asia Pacific	5.3	(1.5)	6.8
Total	1.1%	(1.0)%	2.1%

Product Categories
Knees
Americas	(2.7)%	(0.1)%	(2.6)%
EMEA	(5.3)	(3.6)	(1.7)
Asia Pacific	3.4	(0.8)	4.2
Total	(2.4)	(1.1)	(1.3)

Hips
Americas	(1.4)	(0.2)	(1.2)
EMEA	(5.7)	(2.7)	(3.0)
Asia Pacific	4.4	(2.2)	6.6
Total	(1.5)	(1.3)	(0.2)

S.E.T	2.6	(1.0)	3.6

Dental	(6.4)	(0.7)	(5.7)

Spine & CMF	33.0	(0.5)	33.5

Other	(8.0)	(1.0)	(7.0)
Net Sales % Change	1.1%	(1.0)%	2.1%
Impact of LDR Holding Corporation	(2.4)	—	(2.4)

% Change excluding LDR Holding Corporation	(1.3)%	(1.0)%	(0.3)%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE AND

% CHANGE EXCLUDING LDR HOLDING CORPORATION

(unaudited)

	For the Six Months Ended
	June 30, 2017
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	3.6%	—%	3.6%
EMEA	(2.8)	(3.4)	0.6
Asia Pacific	6.1	(0.3)	6.4
Total	2.4%	(0.9)%	3.3%

Product Categories
Knees
Americas	(1.4)%	—%	(1.4)%
EMEA	(4.4)	(4.0)	(0.4)
Asia Pacific	4.1	0.4	3.7
Total	(1.3)	(0.9)	(0.4)

Hips
Americas	(0.6)	—	(0.6)
EMEA	(3.1)	(2.9)	(0.2)
Asia Pacific	6.9	(0.9)	7.8
Total	—	(1.1)	1.1

S.E.T	4.3	(0.7)	5.0

Dental	(3.7)	(0.8)	(2.9)

Spine & CMF	32.5	(0.3)	32.8

Other	(4.9)	(0.8)	(4.1)
Total	2.4%	(0.9)%	3.3%
Impact of LDR Holding Corporation	(2.3)	—	(2.3)

% Change excluding LDR Holding Corporation	0.1%	(0.9)%	1.0%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 2017 and 2016

(in millions, unaudited)

	Three Months Ended June 30,
	2017	2016
Net Earnings of Zimmer Biomet Holdings, Inc.	$184.2	$(31.3)
Inventory step-up and other inventory and manufacturing-related charges	24.9	156.6
Intangible asset amortization	147.7	133.8
Special items
Biomet merger-related	88.2	120.6
Other special items	70.4	17.3
Merger-related and other (income) expense in other expense, net	(0.6)	1.5
Taxes on above items (1)	(102.2)	(96.3)
Biomet merger-related measurement period tax adjustments (2)	—	73.2
Other certain tax adjustments (3)	12.0	31.7

Adjusted Net Earnings	$424.6	$407.1

(1)	The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.
(2)	The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger. Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.
(3)	In 2017, other certain tax adjustments relate to charges from internal restructuring transactions that provide the Company access to cash in a tax efficient manner partially offset by net favorable resolutions of various tax matters. The 2016 adjustment relates to internal restructuring transactions that provide the Company access to cash in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2017 and 2016

(in millions, unaudited)

	Six Months Ended June 30,
	2017	2016
Net Earnings of Zimmer Biomet Holdings, Inc.	$483.6	$77.5
Inventory step-up and other inventory and manufacturing-related charges	48.1	334.9
Intangible asset amortization	299.7	260.4
Special items
Biomet merger-related	125.2	199.7
Other special items	143.5	26.9
Merger-related and other expense in other expense, net	0.9	1.5
Taxes on above items (1)	(185.2)	(185.3)
Biomet merger-related measurement period tax adjustments (2)	—	52.7
Other certain tax adjustments (3)	(57.8)	46.0

Adjusted Net Earnings	$858.0	$814.3

(1)	The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.
(2)	The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger. Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.
(3)	In 2017, other certain tax adjustments relate to a tax restructuring that lowered the tax rate on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting, net favorable resolutions of various tax matters, and charges from internal restructuring transactions that provide the Company access to cash in a tax efficient manner. The 2016 adjustment relates to internal restructuring transactions that provide the Company access to cash in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS

FOR THE THREE MONTHS ENDED JUNE 30, 2017 and 2016

(unaudited)

	Three Months Ended June 30,
	2017	2016
Diluted EPS	$0.90	$(0.16)
Inventory step-up and other inventory and manufacturing-related charges	0.12	0.77
Intangible asset amortization	0.73	0.66
Special items
Biomet merger-related	0.43	0.60
Other special items	0.35	0.09
Merger-related expense in other expense, net	—	0.01
Taxes on above items (1)	(0.51)	(0.48)
Biomet merger-related measurement period tax adjustments (2)	—	0.36
Other certain tax adjustments (3)	0.06	0.16
Effect of dilutive shares assuming net earnings (4)	—	0.01

Adjusted Diluted EPS	$2.08	$2.02

(1)	The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.
(2)	The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger. Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.
(3)	In 2017, other certain tax adjustments relate to charges from internal restructuring transactions that provide the Company access to cash in a tax efficient manner partially offset by net favorable resolutions of various tax matters. The 2016 adjustment relates to internal restructuring transactions that provide the Company access to cash in a tax efficient manner.
(4)	Diluted share count used in Adjusted Diluted EPS:

Three Months Ended June 30, 2016
Diluted shares	199.4
Dilutive shares assuming net earnings	2.5

Adjusted diluted shares	201.9

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS

FOR THE SIX MONTHS ENDED JUNE 30, 2017 and 2016

(unaudited)

	Six Months Ended June 30,
	2017	2016
Diluted EPS	$2.38	$0.38
Inventory step-up and other inventory and manufacturing-related charges	0.24	1.66
Intangible asset amortization	1.47	1.29
Special items
Biomet merger-related	0.62	0.98
Other special items	0.71	0.13
Merger-related and other expense in other (expense) income, net	—	0.01
Taxes on above items (1)	(0.91)	(0.91)
Biomet merger-related measurement period tax adjustments (2)	—	0.26
Other certain tax adjustments (3)	(0.29)	0.23

Adjusted Diluted EPS	$4.22	$4.03

(1)	The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.
(2)	The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger. Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.
(3)	In 2017, other certain tax adjustments relate to a tax restructuring that lowered the tax rate on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting, net favorable resolutions of various tax matters, and charges from internal restructuring transactions that provide the Company access to cash in a tax efficient manner. The 2016 adjustment relates to internal restructuring transactions that provide the Company access to cash in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.

SUMMARY OF EXPENSES INCLUDED IN SPECIAL ITEMS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2017 and 2016

(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Biomet merger-related
Consulting and professional fees	$22.1	$43.3	$40.8	$79.4
Employee termination benefits	9.6	3.1	6.6	7.2
Dedicated project personnel	14.2	21.2	22.9	42.9
Relocated facilities	1.5	6.3	4.3	8.0
Contract terminations	—	15.2	—	25.3
Information technology integration	1.3	3.1	3.6	4.5
Intangible asset impairment	26.8	28.0	26.8	28.0
Other	12.7	0.4	20.2	4.4

Total Biomet merger-related	88.2	120.6	125.2	199.7

Other
Consulting and professional fees	51.7	8.8	102.1	15.7
Employee termination benefits	1.4	—	2.6	—
Dedicated project personnel	8.7	1.5	21.5	3.3
Relocated facilities	0.1	—	2.5	0.2
Certain litigation matters	—	—	7.0	—
Contract terminations	—	1.0	—	1.0
Information technology integration	0.3	0.2	0.8	0.3
Certain R&D agreements	2.5	—	2.5	—
Loss/impairment on assets	—	1.1	—	1.1
Contingent consideration adjustments	0.4	—	(3.2)	—
Other	5.3	4.7	7.7	5.3

Total Other	70.4	17.3	143.5	26.9

Special items	$158.6	$137.9	$268.7	$226.6

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF 2017 PROJECTED REVENUE % CHANGE TO

2017 PROJECTED CONSTANT CURRENCY % CHANGE AND

CHANGE EXCLUDING LDR HOLDING CORPORATION

(unaudited)

Projected Three Months Ended September 30, 2017:	High	Low
Revenue % change	0.5%	(1.0)%
Foreign exchange impact	0.5	0.5

Constant currency % change	1.0%	(0.5)%
Impact of LDR Holding Corporation	(0.3)	(0.3)

Constant currency % change excluding LDR Holding Corporation	0.7%	(0.8)%

Projected Year Ended December 31, 2017:	High	Low
Revenue % change	2.4%	1.5%
Foreign exchange impact	0.3	0.3

Constant currency % change	2.7%	1.8%
Impact of LDR Holding Corporation	(1.2)	(1.2)

Constant currency % change excluding LDR Holding Corporation	1.5%	0.6%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF 2017 PROJECTED DILUTED EPS

AND PROJECTED ADJUSTED DILUTED EPS

(unaudited)

Projected Three Months Ended September 30, 2017:	High	Low
Diluted EPS	$0.70	$0.60
Inventory step-up and other inventory and manufacturing related charges, intangible asset amortization, special items and other expense	1.51	1.58
Taxes on above items(1) and other certain tax adjustments	(0.44)	(0.46)

Adjusted Diluted EPS	$1.77	$1.72

Projected Year Ended December 31, 2017:	High	Low
Diluted EPS	$4.35	$4.15
Inventory step-up and other inventory and manufacturing related charges, intangible asset amortization, special items and other expense	6.08	6.23
Taxes on above items(1) and other certain tax adjustments	(2.13)	(2.18)

Adjusted Diluted EPS	$8.30	$8.20

(1)	The tax effect for the U.S. jurisdiction is estimated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is estimated based upon the statutory rates where the items are projected to be incurred.